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                    ACKNOWLEDGEMENT OF EXTENDED MATURITY DATE

Virbac Corporation, PM Resources, Inc., St. Jon Laboratories, Inc., Francodex Laboratories, Inc., Delmarva Laboratories, Inc. and Virbac AH, Inc. are the Borrowers under the Secured Subordinated Promissory Note dated as of April 9, 2004 and the Secured Subordinated Promissory Note dated April 29, 2004, both in favor of Virbac S.A. (the "Notes"). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Notes.

The Extended Maturity Date under the Notes is July 9, 2005. Under Section 2(b) of the Notes the Maturity Date may be extended for up to three periods of three months. Virbac S.A. hereby agrees to extend the Maturity Date under the notes until October 9, 2004. This Acknowledgement of Extended Maturity Date does not, under any circumstances, constitute a waiver of the automatic extension to Maturity Date set forth in Section 2(b) of the Notes.

Agreed to and acknowledged this 3rd day of June, 2004:

VIRBAC S.A.

/s/ Eric Maree
__________________________           ________________________
Name: Eric Maree                              Date
Title: President of the Management Board